UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 6, 2018

Date of Report (Date of earliest event reported)

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14101 Capital Boulevard, Youngsville, NC 27596

(Address of principal executive offices)

(919) 526-1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On August 3, 2018, Xerium Technologies, Inc. (“Xerium”) filed a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for a special meeting of Xerium’s stockholders to be held on September 6, 2018, where, among other things, stockholders will vote on a proposal to adopt the Agreement and Plan of Merger, dated as of June 24, 2018 (as it may be amended from time to time, the “Merger Agreement”) by and among Xerium, Andritz AG (“Andritz”) and XYZ Merger Sub, Inc., an indirect wholly owned subsidiary of Andritz.

Xerium is electing to make supplemental disclosures to the Definitive Proxy Statement as set forth below.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

This supplemental information should be read in conjunction with the Definitive Proxy Statement, including the balance of the section entitled “Fairness Opinion of Xerium’s Financial Advisor.” Defined terms used but not defined in the below disclosures have the meanings set forth in the Definitive Proxy Statement. Without admitting in any way that the disclosures below are material or otherwise required by law, Xerium makes the following amended and supplemental disclosures.

The section of the Definitive Proxy Statement entitled: “Fairness Opinion of Xerium’s Financial Advisor —True North’s Valuation Analyses” is amended and supplemented as follows:

True North’s Valuation Analyses

After evaluating the following valuation techniques, True North concluded that the perpetuity growth-based and terminal multiple discounted cash flow analyses were the most appropriate methodologies to value Xerium due to its highly levered capital structure and depressed equity value.

Discounted Cash Flow Analyses. True North performed discounted cash flow analyses based on Xerium’s projected adjusted unlevered after-tax free cash flow and an estimate of its terminal value at the end of the projection horizon.

In performing its discounted cash flow analyses:

•	True North based its discounted cash flow analyses on the four-year projections provided by Xerium’s management.

	Stub 2018	2019E	2020E	2021E
Adjusted EBITDA	$80.9	$107.7	$112.5	$114.7
US Adjusted EBITDA	$30.9	$40.5	$41.5	$41.6
US Depreciation & Amortization	(10.1)	(12.0)	(11.0)	(10.4)
US Capital Expenditures	(3.6)	(4.5)	(4.5)	(4.5)
True North US Tax Calculation	(4.3)	(6.0)	(6.5)	(6.7)

US Adjusted Net Income	$12.9	$18.0	$19.5	$20.1
Non-US Adjusted EBITDA	$50.1	$67.3	$71.1	$73.1
Non-US Depreciation & Amortization	(16.6)	(22.0)	(21.8)	(23.2)
True North Non-US Tax Calculation	(9.2)	(12.5)	(13.5)	(13.7)

Non-US Adjusted Net Income	$24.2	$32.8	$35.7	$36.2
Total Adjusted Net Income	$37.1	$50.8	$55.2	$56.3
Plus: Depreciation & Amortization	26.7	34.0	32.9	33.6
Less: Non-US Capital Expenditure	(8.9)	(10.5)	(10.5)	(10.5)
Less: Increase / (Decrease) in Net Working Capital	14.1	(5.3)	(6.7)	(6.5)

True North Projected Adjusted Unlevered Free Cash Flow	$69.0	$69.0	$70.9	$72.9

•

True North calculated its projected adjusted unlevered free cash flow based on Xerium’s quarterly forecast for the second quarter of 2018 through the fourth quarter of 2018 (“Stub 2018”) and annual forecasts for 2019 to 2021.

•	True North added back the effect of restructuring charges and stock-based compensation included in Xerium’s projections.

•

True North used a projected U.S. effective tax rate of 24.9% and a projected non-U.S. blended tax rate of 27.52%, each provided to True North by Xerium, to calculate the effect of taxes on projected adjusted unlevered free cash flow.

•

True North, with the assistance of Xerium management, calculated the present value to Andritz of Xerium’s net operating loss position to be $37.4 million. True North added this net operating loss value to Xerium’s equity value in the discounted cash flow analyses.

•	True North estimated Xerium’s weighted average cost of capital to be within a range of 11.1% to 12.8% based on, among other factors:

(i)

a review of Xerium’s Capital IQ five-year historical adjusted beta and its Capital IQ two-year historical adjusted beta of 0.678 and 0.219, respectively, as well as similar beta information for Valmet Oyj, Kadant Inc., Albany International Corp., and Andritz (referred to as the “comparable companies”);

(ii)

True North’s estimate of the U.S. equity risk premium, based on a range of 4.89% to 6.94%. The low end of the range, 4.89%, represents the current long-term (1926 to 2016) “supply-side” arithmetic average minus the World War II interest rate bias equity risk premium. The high end of the range, 6.94%, represents the current long-term (1926 to 2016) arithmetic average historical equity risk. These premiums were based on True North’s judgmental synthesis of various academic views and market perspectives;

(iii)	Xerium’s assumed target capital structure on a prospective basis (calculated as using the average Net Debt / Equity ratio of Xerium and the comparable companies);

(iv)	a risk-free rate of return of 3.0% based on the 20-Year U.S. Treasury Bond Yield;

(v)	Xerium’s cost of debt of 9.5% based on its latest bond issuance;

(vi)	a size premium of 3.7% for Micro Cap stocks, based on True North’s judgmental synthesis of various academic views and market perspectives; and

(vii)	True North’s investment banking and capital markets judgment and experience in valuing companies similar to Xerium.

•

In calculating Xerium’s terminal value for purposes of its discounted cash flow analyses, True North used a reference range of (i) perpetual growth rates of 0.0% to 2.0% and (ii) terminal enterprise value/trailing Adjusted EBITDA multiples of 6.0 to 8.0x. The terminal values implied by the aforementioned perpetual growth rates and terminal multiple reference ranges were cross-checked for reasonableness by reference to the respective implied terminal multiples and perpetual growth rates. The perpetual growth rates and EBITDA multiples were selected based on True North’s understanding of the growth forecasts for Xerium’s key markets and the current valuations of comparable companies.

•

True North’s discounted cash flow analyses resulted in an overall reference range of $5.00 to $15.10 per share using the perpetual growth rate method and a range of $7.70 to $16.80 per share using the terminal multiple method for purposes of valuing Xerium’s common stock.

•	True North noted that the transaction price of $13.50 compared favorably to the aforementioned valuation reference range based on the discounted cash flow analyses.

Comparable Company Analysis. True North compared and analyzed Xerium’s historical stock price performance, historical and projected financial performance and valuation metrics against other publicly traded companies in the paper machinery sector.

The following publicly traded paper machinery industry comparable companies were used in the analysis of Xerium and were selected on the basis of industry and customer focus and global market scale:

•	Andritz

•	Valmet Oyj

•	Albany International Corp.

•	Kadant Inc.

True North calculated the following trading multiples for the above comparable companies based on Wall Street consensus estimates and the most recent publicly available filings:

Selected Paper Machinery

Peer Group Trading Multiples

	Enterprise Value / Adjusted EBITDA				Price as of June 21, 2018 / Earnings Per Share
	2018E		2019E		2018E		2019E
Peer: Andritz	7.0	x	6.6	x	16.3	x	14.8	x
Valmet	8.3		7.4		17.2		14.6
Albany	11.3		10.2		26.4		21.9
Kadant	10.6		9.8		18.9		16.6

Mean	9.3	x	8.5	x	19.7	x	17.0	x
Median	9.5		8.6		18.0		15.7
High	11.3		10.2		26.4		21.9
Low	7.0		6.6		16.3		14.6

Xerium:
Trading Basis	5.9	x	5.8	x	35.5	x	13.1	x
Merger Basis	7.1		7.0		71.1		27.0

In performing its comparable company analysis:

•

True North selected a reference range of trading multiples as follows: (i) trading enterprise value/forward Adjusted EBITDA multiple range of 6.0x to 8.0x based on 2018E multiples of Andritz and Valmet Oyj (due to a comparable growth profile) and (ii) trading price/forward earnings multiple range of 15.0x to 17.0x based on 2018E multiples of Andritz and Valmet Oyj.

•

True North’s analysis of the comparable companies resulted in an overall reference range of $7.00 to $18.80 per share on an enterprise value / Adjusted EBITDA basis (without having assumed any acquisition premium) and a range of $2.80 to $3.20 per share on a price / earnings basis for purposes of valuing Xerium’s common stock.

•	True North noted that the transaction price of $13.50 compared favorably to the aforementioned valuation reference range based on the comparable company analysis.

•

True North noted that although instructive, the comparable companies analysis was not given substantial weight in its overall analysis because of differences between Xerium and the companies to which it was being compared with respect to financial and operating characteristics and other factors. The differences include, among other factors, that the comparable companies only compete in a small sub-segment of Xerium’s markets and that many have additional substantial lines of business with widely varying operating and growth characteristics. For these reasons, it is difficult to directly compare Xerium to other companies.

Precedent Merger and Acquisition Transactions Analysis. True North reviewed and analyzed certain relevant precedent merger and acquisition transactions during the past several years involving paper machinery. The following precedent merger and acquisition transactions (as well as the Transaction Enterprise Value / last twelve months (referred to as “LTM”) Revenue and Transaction Enterprise Value / LTM EBITDA multiples for each such transaction) were considered by True North:

•	Kadant Inc.’s acquisition of NII FPG Company

•	Transaction Enterprise Value / LTM Adjusted EBITDA: 8.2x

•	Transaction Enterprise Value / LTM Revenue: 2.1x

•	Valmet Oyj’s acquisition of Metso’s Process Automation Systems Business Segment

•	Transaction Enterprise Value / LTM Adjusted EBITDA: Not Available

•	Transaction Enterprise Value / LTM Revenue: 1.1x

•	Dürr Technologies’ acquisition of HOMAG Group AG

•	Transaction Enterprise Value / LTM Adjusted EBITDA: 7.3x

•	Transaction Enterprise Value / LTM Revenue: 0.6x

•	Assa Abloy’s acquisition of Cardo AB

•	Transaction Enterprise Value / LTM Adjusted EBITDA: 10.9x

•	Transaction Enterprise Value / LTM Revenue: 1.4x

A summary of True North’s analysis of the precedent merger and acquisition transactions is presented in the table below:

Selected Paper Machinery

Precedent M&A Transaction Multiples

	Transaction Enterprise Value/
	LTM Adjusted EBITDA		LTM Revenue
Precedent M&A Deals:
Mean	8.8	x	1.3	x
Median	8.2		1.3
High	10.9		2.1
Low	7.3		0.6

Andritz/Xerium Merger	7.6	x	1.5	x

In performing its precedent merger and acquisition transactions analysis:

•

True North selected a reference range of transaction multiples as follows: (i) transaction enterprise value / LTM Adjusted EBITDA multiple range of 7.2x to 9.2x based on LTM Adjusted EBITDA and (ii) transaction enterprise value / LTM Revenue multiple range of 1.1x to 1.5x based on LTM Revenue.

•

True North’s analysis of the select relevant precedent merger and acquisition transactions resulted in an overall reference range of $1.50 to $16.90 per share for purposes of valuing Xerium’s common stock.

•	True North noted that the transaction price of $13.50 compared favorably to the aforementioned valuation reference range based on the precedent merger and acquisition transactions analysis.

•	True North noted that, though instructive, the comparable transactions suffered from an insignificant amount of directly comparable precedent transactions.

Other Analyses. True North also performed other analyses not relied upon for purposes of its fairness opinion, including a Leveraged Buyout Analysis, a Standalone Discounted Equity Analysis and a Share Price Premium Analysis. True North excluded these analyses from its fairness determination because of the subjective assumptions incorporated in the Leveraged Buyout Analysis, the simplicity involved in the Standalone Discounted Equity Analysis, and the imprecise comparability of any one transaction in the Share Price Premium Analysis, although the mean of the aggregate sample of share premiums is highly supportive of True North’s fairness opinion.

About Xerium Technologies

Xerium Technologies, Inc. (NYSE: XRM) is a leading global provider of industrial consumable products and services. Its products and services are consumed during machine operation by its customers. Xerium operates around the world under a variety of brand names, and utilizes a broad portfolio of patented and proprietary technologies to provide customers with tailored solutions and products integral to production, all designed to optimize performance and reduce operational costs. With 28 manufacturing facilities in 13 countries around the world, Xerium has approximately 2,850 employees.

Additional Information and Where to Find It

In connection with the proposed merger, Xerium filed with the SEC on August 3, 2018, and mailed or otherwise provided to its stockholders on or about August 3, 2018, a proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, XERIUM’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents that Xerium files with the SEC from the SEC’s website at www.sec.gov and the “Investor Relations” section of Xerium’s website at www.xerium.com. In addition, the proxy statement and other documents filed by Xerium with the SEC may be obtained from Xerium free of charge by directing a request to Investor Relations, Xerium Technologies, Inc., 14101 Capital Boulevard, Youngsville, NC 27596.

Participants in the Solicitation

This document does not constitute a solicitation of proxy or an offer to purchase or a solicitation of an offer to sell any securities. Xerium and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from Xerium’s stockholders in connection with the proposed merger. Information about Xerium’s directors and executive officers and their interests in the proposed merger is set forth in Xerium’s definitive proxy statement on Schedule 14A, filed with the SEC on August 3, 2018 and Xerium’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 28, 2018, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on April 30, 2018.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this document that do not relate solely to historical facts and involve risks and uncertainties or predict or describe future events or trends are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding Xerium’s future prospects, developments, and business strategies. These statements may be identified by words such as “believe,” “expect,” “may,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume,” “seek to” or other similar expressions or the negative of these expressions. Actual results may differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over many of which Xerium has no control. These factors, risks and uncertainties include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the failure to obtain the approval of Xerium’s stockholders or required regulatory clearances or the failure to satisfy any of the other closing conditions to the Merger; potential disruption of management’s attention from Xerium’s ongoing business operations due to the Merger; the effect of the announcement of the Merger on the ability of Xerium to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally; the economic strength and competitive nature of the geographic markets that Xerium serves; Xerium’s ability to increase manufacturing capacity and productivity; Xerium’s ability to increase selling prices during periods of increasing raw material costs; the impact of foreign currency exchange rate fluctuations; and compliance with U.S. and foreign laws, including the Foreign Corrupt Practices Act, as well as the other risks detailed from time to time in Xerium’s filings with the SEC, including but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 28, 2018, and subsequent SEC filings. You are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements contained in this press release speak only as of the date on which they were made, and Xerium does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

By	/s/ Phillip B. Kennedy
Name:	Phillip B. Kennedy
Title:	Executive Vice President, General Counsel & Secretary

Date: August 6, 2018